                                    NOVATION

                                       OF

                             PARTICIPATION AGREEMENT

         This Novation Agreement dated as of September 1, 2005 is by and among
NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA (formerly, PROVIDENT MUTUAL LIFE
INSURANCE COMPANY), a Pennsylvania corporation, and NATIONWIDE LIFE AND ANNUITY
COMPANY OF AMERICA (formerly, PROVIDENT MUTUAL LIFE AND ANNUITY COMPANY OF
AMERICA), a Delaware corporation (each a "Company"), each Company on its own behalf and on behalf of each separate account of such Company named in Schedule
1 to Participation Agreement (as defined below), PREMIER VIT, an open-end diversified management investment company organized under the laws of the State of Massachusetts (the "Fund"), OCC DISTRIBUTORS LLC, a Delaware limited liability company ("OCC Distributors"), and ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC, a Delaware limited liability company ("AGI Distributors").

         WHEREAS, each Company, the Fund and OCC Distributors entered into a
Participation Agreement on September 16, 1994 ("Participation Agreement");

         WHEREAS, each of AGI Distributors and OCC Distributors is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of
Securities Dealers, Inc.;

         WHEREAS, each Company, the Fund and OCC Distributors desire that OCC
Distributors be replaced as the Fund's principal underwriter by AGI
Distributors; and

         WHEREAS, each Company and the Fund desire to affect a novation of the
Participation Agreement so that AGI Distributors is substituted for OCC
Distributors as a party to such agreement and OCC Distributors is released from its obligations under such agreement, AGI Distributors desires to accept the novation thereof, and OCC Distributors desires to consent to such novation.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Novation and Acceptance. Subject to the terms and conditions contained herein, each Company and the Fund hereby affect a novation of the
Participation Agreement to substitute AGI Distributors for OCC Distributors as party to such agreement (the "Novation"), AGI Distributors hereby accepts such novation and agrees to undertake all of OCC Distributors' duties and obligations under the Participation Agreement. Each Company and AGI Distributors hereby release OCC Distributors from all of its duties and obligations under the
Participation Agreement and OCC Distributors hereby consents to such novation.

         2. Term. The novation shall become effective on the September 15, 2005 and shall extend for so long as the terms specified in Section 10 of the
Participation Agreement are satisfied or until terminated in accordance with said Section 10.

         3. No Termination. The parties agree that the novation shall not constitute a termination of the Participation Agreement for purposes of Section
10 of the Participation Agreement, and that the Participation Agreement, as so novated, shall remain in full force and effect after the novation.

         4. Schedules 1 and 2 are amended to update the Parties, Separate
Accounts and Portfolios. The Amended Schdules are attached and made a part of the agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Novation
Agreement to be executed by a duly authorized representative as of the day and year first above written.

NATIONWIDE LIFE INSURANCE                   NATIONWIDE LIFE AND
COMPANY OF AMERICA                          ANNUITY COMPANY OF AMERICA

By: /s/ Gary Berndt                         By: /s/ Gary Berndt
    ------------------------                    ------------------------
Name: Gary Berndt                           Name: Gary Berndt
Title: Assistant Treasurer                  Title: Assistant Treasurer

PREMIER VIT                                 OCC DISTRIBUTORS

By: /s/ Brian S. Shlissel                   By:  /s/ Francis C. Poli
    ------------------------                    ------------------------
Name: Brian S. Shlissel                     Name: Francis C. Poli
Title: President & CEO                      Title: CEO

ALLIANZ GLOBAL INVESTORS
DISTRIBUTORS LLC

By: /s/ E. Blake Moore, Jr.
    ---------------------------
Name: E. Blake Moore, Jr.
Title: Managing Director & CEO